EXHIBIT 10.1

                       SAMPLE INTERNET BILLING TERMS #1
                                       FOR
                                 NUDEPHOTOS.COM
                                       AND
                                  FIND CASH.COM


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Internet Billing Company, Ltd. ("ibill") World Wide Web Terms of Service
Agreement

1.ACCEPTANCE OF TERMS

Welcome to ibill. ibill provides its service to you, subject to the following Terms of Service ("TOS"), which may be updated by us from time to time without notice to you. You can review the most current version of the TOS at any time at: http://www.ibill.com/disclaimer.html, and any changes posted to http://www.ibill.com/disclaimer.html are effective immediately upon posting, and may be applied retroactively at the discretion of ibill. In addition, when using particular ibill services, you and ibill shall be subject to any posted guidelines or rules applicable to such services which may be posted from time to time. All such guidelines or rules are hereby incorporated by reference into the TOS. If you are a Client of ibill, please note that ibill provides additional obligations for you. ibill also may offer other services from time to time, that are governed by additional Terms of Services. 2.DESCRIPTION OF SERVICE ibill currently provides users with access control devices, access to our on-line agreement generator, as well as other on-line resources, including, various communications tools, online forums, shopping services, personalized content and branded programming through its billing and collection services, collectively (the "Service"). Unless explicitly stated otherwise, any new features that augment or enhance the current Service, including the release of new ibill products and/or services, shall be subject to the TOS. You understand and agree that the Service is provided "AS-IS" and that ibill assumes no responsibility for the timeliness, deletion, mis-delivery or failure to store any user communications or personalization settings. In order to use the Service, you must obtain access to the World Wide Web, either directly or through devices that access web-based content, and pay any service fees associated with such access. In addition, you must provide all equipment necessary to make such connection to the World Wide Web, including a computer and modem, or other access device. Please be aware that certain Web sites contain adult or mature content. You must be at least 18 years of age to purchase access control devices designated for such areas, and minors are specifically prohibited from purchasing access control devices without their parents permission.

3.YOUR REGISTRATION OBLIGATIONS

In consideration of your use of the billing and collections Service, you agree to: (a) provide true, accurate, current and complete information about yourself as prompted by any ibill form (such information being the "Registration Data") and (b) maintain and promptly update the Registration Data to keep it true, accurate, current and complete. If you provide any information that is untrue, inaccurate, not current or incomplete, or ibill has reasonable grounds to suspect that such information is untrue, inaccurate, not current or incomplete, ibill has the right to suspend or terminate your account and refuse any and all current or future use of the Service (or any portion thereof), and you hereby waive rights to any refund.

4.CONDUCT

You understand that all information, data, text, software, music, sound, photographs, graphics, video, messages or other materials ("Content"), whether publicly posted or privately transmitted, are the sole responsibility of the

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person from which such Content  originated.  This means that you, and not ibill, are entirely responsible for all Content that you upload, post, email or otherwise transmit via the Service. ibill does not control the Content posted via the Service and, as such, does not guarantee the accuracy, integrity or quality of such Content. You understand that by using the Service, you may be exposed to Content that is offensive, indecent or objectionable. Under no circumstances will ibill be liable in any way for any Content, including, but not limited to, for any errors or omissions in any Content, or for any loss or damage of any kind incurred as a result of the use of any Content posted, emailed or otherwise transmitted via the Service. You acknowledge that ibill does not pre-screen Content, but that ibill and its designees shall have the right (but not the obligation) in their sole discretion to refuse or move any Content that is available via the Service. Without limiting the foregoing, ibill and its designees shall have the right to remove any Content that violates the TOS or is otherwise objectionable. You agree that you must evaluate, and bear all risks associated with, the use of any Content, including any reliance on the accuracy, completeness, or usefulness of such Content. In this regard, you acknowledge that you may not rely on any Content created by ibill or submitted to ibill.

5.INDEMNITY

You agree to indemnify and hold ibill, and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees, harmless from any claim or demand, including reasonable attorneys' fees, made by any third party due to or arising out of Content you submit, post to or transmit through the Service, your use of the Service, your connection to the Service, your violation of the TOS, or your violation of any rights of another.

6.NO RESALE OF SERVICE

You agree not to reproduce, duplicate, copy, sell, resell or exploit for any commercial purposes, any portion of the Service, use of the Service, or access to the Service.

7.GENERAL PRACTICES REGARDING USE AND STORAGE

You acknowledge that ibill may establish general practices and limits concerning use of the Service. You acknowledge that ibill reserves the right to cancel accounts that are inactive for an extended period of time. You further acknowledge that ibill reserves the right to change these general practices and limits at any time, in its sole discretion, with or without notice.

8.MODIFICATIONS TO SERVICE

ibill reserves the right at any time and from time to time to modify or discontinue, temporarily or permanently, the Service (or any part thereof) with or without notice. You agree that ibill shall not be liable to you or to any third party for any modification, suspension or discontinuance of the Service.

9.TERMINATION

You agree that ibill, in its sole discretion, may terminate your password, account (or any part thereof) or use of the Service, and remove and discard any Content within the Service, for any reason, including, without limitation, for lack of use or if ibill believes that you have violated or acted inconsistently with the letter or spirit of the TOS. ibill may also in its sole discretion and at any time discontinue providing the Service, or any part thereof, with or without notice. You agree that any termination of your access to the Service under any provision of this TOS may be effected without prior notice, and acknowledge and agree that ibill may immediately deactivate or delete your account and all related information and files in your account and/or bar any further access to such files or the Service. Further, you agree that ibill shall not be liable to you or any third-party for any termination of your access to the Service.

10.DEALINGS WITH ADVERTISERS

Your correspondence or business dealings with, or participation in promotions of, advertisers found on or through the Service, including payment and delivery of related goods or services, and any other terms, conditions, warranties or representations associated with such dealings, are solely between you and such

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advertiser. You agree that ibill shall not be responsible or liable for any loss or damage of any sort incurred as the result of any such dealings or as the result of the presence of such advertisers on the Service. You acknowledge and agree that ibill is in the business of providing access control devices, and that so long as you are issued an access control device upon properly tendering your payment infomration, and same being approved by the Service, ibill has fully performed, and as such, you fully and unconditionally accept such performance from ibill.

11.LINKS

The Service may provide, or third parties may provide, links to other World Wide Web sites or resources. Because ibill has no control over such sites and resources, you acknowledge and agree that ibill is not responsible for the availability of such external sites or resources, and does not endorse and is not responsible or liable for any Content, advertising, products, or other materials on or available from such sites or resources. You further acknowledge and agree that ibill shall not be responsible or liable, directly or indirectly, for any damage or loss caused or alleged to be caused by or in connection with use of or reliance on any such Content, goods or services available on or through any such site or resource.

12.ibill's PROPRIETARY RIGHTS

You acknowledge and agree that the Service and any necessary software used in connection with the Service ("Software") contain proprietary and confidential information that is protected by applicable intellectual property and other laws. You further acknowledge and agree that Content contained in sponsor advertisements or information presented to you through the Service or advertisers is protected by copyrights, trademarks, service marks, patents or other proprietary rights and laws. Except as expressly authorized by ibill or advertisers, you agree not to modify, rent, lease, loan, sell, distribute or create derivative works based on the Service or the Software, in whole or in part.

Ibill grants you a personal, non-transferable, non-exclusive, and revocable right and license to access its Software on a single computer; provided that you do not (and do not allow any third party to) copy, modify, create a derivative work of, reverse engineer, reverse assemble or otherwise attempt to discover any source code, sell, assign, sublicense, grant a security interest in or otherwise transfer any right in the Software. You agree not to modify the Software in any manner or form, or to use modified versions of the Software, including (without limitation) for the purpose of obtaining unauthorized access to the Service. You agree not to access the Service by any means other than through the interface that is provided by ibill for use in accessing the Service.

13.DISCLAIMER

IBILL AND/OR ITS RESPECTIVE SUPPLIERS MAKE NO REPRESENTATIONS ABOUT THE SUITABILITY OF THE INFORMATION CONTAINED IN THE DOCUMENTS AND RELATED GRAPHICS PUBLISHED ON THIS SERVER FOR ANY PURPOSE. ALL SUCH DOCUMENTS AND RELATED GRAPHICS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. IBILL AND/OR ITS RESPECTIVE SUPPLIERS HEREBY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH REGARD TO THIS INFORMATION, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. IN NO EVENT SHALL IBILL AND/OR ITS RESPECTIVE SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, WHETHER IN AN ACTION OF CONTRACT, NEGLIGENCE OR OTHER TORTIOUS ACTION, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF INFORMATION AVAILABLE FROM THIS SERVER. THE DOCUMENTS AND RELATED GRAPHICS PUBLISHED ON THIS SERVER COULD INCLUDE TECHNICAL INACCURACIES OR

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TYPOGRAPHICAL ERRORS.  CHANGES ARE PERIODICALLY ADDED TO THE INFORMATION HEREIN.
IBILL AND/OR ITS RESPECTIVE SUPPLIERS MAY MAKE IMPROVEMENTS AND/OR CHANGES IN THE PRODUCT(S) AND/OR THE PROGRAM(S) DESCRIBED HEREIN AT ANYTIME.

14.NOTICES

Any notices claiming copyright or trademark infringement should be sent first class mail to: Legal Department, Internet Billing Company, LTD., 5701 Pine Island Road, Suite 240 Ft. Lauderdale, FL 33321.
15.VENUE

Any dispute arising from, or in connection with the Service shall be construed under the laws of the State of Florida, and shall be brought in any competent Federal or State court located in Broward County, Florida.
16. COPA & ITFA NOTICES.
The following notice is provided for your information, as required by law, under the applicable provisions of the federal Child Online Protection Act (COPA) Title 47 USC Section 230(d) and the federal Internet Tax Freedom Act (ITFA) S.442, 105th Cong. (1998) (enacted).

Please note:
The information provided in this Section is solely for your general information, and is provided because law requires it. ibill does not endorse any of the providers listed in this Section of this TOS.

ibill is not affiliated with and does not have any connection with any of the providers listed in this TOS. ibill does not make any warranties of any kind or nature with respect to the products or services supplied by the providers listed in this Section of this TOS.

Under no circumstances shall ibill be liable for any harm or injury to any person or property related to your use of any information provided in this TOS or related to your use of any product or service provided by any provider listed in this Section of this TOS.

You assume all risk for any harm or injury to any person or property related to your use of any information provided in this TOS or related to your use of any product or service provided by any provider listed in this Section of this TOS.

The following table provides information about some of the parental control protections that are commercially available and that may assist you in limiting access to material that is harmful to minor children. The table below includes the Uniform Resource Locaters (URLs) of the protections listed, which URLs identify places on the World Wide Web at which you may find more information about how to obtain and use the parental control protections listed.

The following table is not exhaustive; you may find other parental control protections available either online or at retail computer stores. The table provided below is provided strictly for your convenience and ibill does not warrant that any of the information in the table is complete, the most up-to-date, or accurate.

===============================================================================
Name of Parental Control Protection       URL
===============================================================================
Bess Internet Filtering Service           www.n2h2.com/bess.html
===============================================================================
Crossing Guard                            www.crosswalk.com/crossingguard
===============================================================================
Cyber Patrol                              www.cyberpatrol.com
===============================================================================
Cyber Sentinel                            www.securitysoft.com
===============================================================================
CYBERsitter                               www.solidoak.com
===============================================================================
17.ACCEPTANCE

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By clicking "I Agree",  "I Accept";  or by closing  this browser  window;  or by submitting payment information through the Service; or by accessing any portion of the ibill web-site, you agree that you have read, understand, and agree to abide by this TOS Agreement, and any documents incorporated by reference, and you agree that you intend to form a legally binding contract; and that this TOS constitutes "a writing signed by You" under any applicable law or regulation. Any rights not expressly granted herein are reserved by Internet Billing Company, Ltd.

Any rights not expressly granted herein are reserved.

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